Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814

PH 301.941.1500, FX 301.941.1553

www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES ANNOUNCES NEW $750 MILLION CREDIT FACILITY

BETHESDA, MD, December 14, 2011 — LaSalle Hotel Properties (NYSE: LHO) today announced that it has successfully entered into a new $750.0 million senior unsecured credit facility. The new facility replaces the Company’s $450.0 million facility, which was scheduled to mature in April, 2012. The new facility matures on January 30, 2017, including extensions subject to certain conditions. Additionally, LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary refinanced its $25.0 million revolver with U.S. Bank National Association, with no change in capacity, on similar terms as the senior unsecured credit facility.

The senior unsecured credit facility includes an accordion feature which, subject to certain conditions, entitles the Company to request additional lender commitments, allowing for total commitments up to $1.0 billion. The interest rate for the new credit facility is based on a pricing grid with a range of 175 to 270 basis points over LIBOR, based on the Company’s leverage ratio. For Company leverage 4.75 times EBITDA or lower, the interest rate range is LIBOR plus 175 to 200 basis points. The facility was arranged by Citigroup Global Markets Inc., RBS Securities Inc. and BMO Capital Markets as Joint Lead Arrangers and Book Running Managers.

“We appreciate the confidence shown by the 17 members of this bank group and we are pleased with the size and pricing of the new credit facility,” said Bruce Riggins, Chief Financial Officer of LaSalle Hotel Properties. “We have been committed to a conservative balance sheet strategy since the Company’s inception and are pleased with the overwhelming support of the banking community, which enabled us to increase the size of our credit facility by $300.0 million.”

The Park Central Hotel

The Company reaffirms that it expects to close on its purchase of the Park Central Hotel between December 20, 2011 and January 10, 2012. The Company intends to fund the Park Central acquisition with cash on hand, borrowings from its new $750.0 million credit facility and issuance of approximately $8.0 million of Operating Partnership Units valued at $27.00 per share.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 36 upscale full-service hotels, totaling approximately 8,900 guest rooms in 13 markets in 9 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc and Viceroy Hotel Group.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about the purchase of the Park Central Hotel. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Bruce Riggins or Kenneth Fuller, LaSalle Hotel Properties – (301) 941-1500

For additional information or to receive press releases via e-mail, please visit our website at

www.lasallehotels.com.

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